Exhibit 99.2

BlackBerry Investor Relations Income Statement Summary

GAAP Income Statement (Three Months Ended)	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
Cyber Security	$119	$120	$130	$122	$491	$107
IoT	29	31	32	38	130	43
Software and Services	148	151	162	160	621	150
Licensing and Other	58	108	56	50	272	24
Revenue	206	259	218	210	893	174
Cost of sales	63	60	69	58	250	60
Gross margin	143	199	149	152	643	114
Operating expenses
Research and development	57	57	53	48	215	57
Selling, marketing and administration	90	79	83	92	344	73
Amortization	46	46	45	45	182	46
Impairment of long-lived assets	—	21	—	22	43	—
Impairment of goodwill	594	—	—	—	594	—
Debentures fair value adjustment	1	18	95	258	372	(4)
Total operating expenses	788	221	276	465	1,750	172
Operating loss	(645)	(22)	(127)	(313)	(1,107)	(58)
Investment loss, net	—	(5)	(1)	—	(6)	(2)
Loss before income taxes	(645)	(27)	(128)	(313)	(1,113)	(60)
Provision for (recovery of) income taxes	(9)	(4)	2	2	(9)	2
Net loss	$(636)	$(23)	$(130)	$(315)	$(1,104)	$(62)
Loss per share
Basic loss per share	$(1.14)	$(0.04)	$(0.23)	$(0.56)	$(1.97)	$(0.11)
Diluted loss per share	$(1.14)	$(0.04)	$(0.23)	$(0.56)	$(1.97)	$(0.11)
Weighted-average number of common shares outstanding (000s)
Basic	557,839	558,882	562,443	566,089	561,305	567,358
Diluted	557,839	558.882	562,443	566,089	561,305	567,358

Segment Gross Margin (Three Months Ended)	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
Cyber Security
Segment revenue	$119	$120	$130	$122	$491	$107
Segment cost of sales	47	46	53	46	192	46
Segment gross margin	72	74	77	76	299	61
Segment gross margin %	61%	62%	59%	62%	61%	57%
IoT
Segment revenue	29	31	32	38	130	43
Segment cost of sales	6	6	6	5	23	7
Segment gross margin	23	25	26	33	107	36
Segment gross margin %	79%	81%	81%	87%	82%	84%
Licensing and Other
Segment revenue	58	108	56	50	272	24
Segment cost of sales	8	7	9	6	30	6
Segment gross margin	50	101	47	44	242	18
Segment gross margin %	86%	94%	84%	88%	89%	75%
Total Segment Gross Margin	145	200	150	153	648	115
Adjustment to cost of sales	(2)	(1)	(1)	(1)	(5)	(1)
Total Gross Margin	$143	$199	$149	$152	$643	$114

Key Metrics (Three Months Ended)	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21		Q1 FY22
Annual Recurring Revenue
Cyber Security	$370	$367	$365	$369		$364
IoT	$103	$92	$88	$84		$86
Dollar-Based Net Retention Rate
Cyber Security	101%	100%	95%	95%		94%
QNX Royalty Revenue Backlog	$450					$490

Non-GAAP Adjustments (Three Months Ended, Pre-Tax and After Tax)	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
Debentures fair value adjustment	1	18	95	258	372	(4)
Restructuring charges	1	1	—	—	2	—
Stock compensation expense	14	9	12	17	52	7
Acquired intangibles amortization	33	32	32	32	129	32
Goodwill impairment charge	594	—	—	—	594	—
LLA impairment charge	—	21	—	22	43	—
Total Non-GAAP Adjustments	$643	$81	$139	$329	$1,192	$35

Adjusted Gross Margin	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
GAAP revenue	$206	$259	$218	$210	$893	$174
Total cost of sales	63	60	69	58	250	60
Non-GAAP adjustments to cost of sales	(2)	(1)	(1)	(1)	(5)	(1)
Adjusted Gross Margin	$145	$200	$150	$153	$648	$115
Adjusted Gross Margin %	70%	77%	69%	73%	73%	66%

Adjusted EBITDA	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
GAAP operating loss	$(645)	$(22)	$(127)	$(313)	$(1,107)	$(58)
Non-GAAP adjustments to operating loss	643	81	139	329	1,192	35
Adjusted operating income (loss)	(2)	59	12	16	85	(23)
Amortization	50	50	49	49	198	49
Acquired intangibles amortization	(33)	(32)	(32)	(32)	(129)	(32)
Adjusted EBITDA	$15	$77	$29	$33	$154	$(6)

Reconciliation from GAAP Net Loss to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
GAAP net loss	$(636)	$(23)	$(130)	$(315)	$(1,104)	$(62)
Total Non-GAAP adjustments (three months ended, after-tax)	643	81	139	329	1,192	35
Adjusted Net Income (Loss)	$7	$58	$9	$14	$88	$(27)
Adjusted Earnings (Loss) per Share	$0.01	$0.10	$0.02	$0.02	$0.16	$(0.05)
Shares outstanding for adjusted earnings (loss) per share reconciliation	557,839	558,882	562,443	566,089	561,305	567,358

Adjusted income (loss) before income taxes, adjusted net income (loss), adjusted gross margin, adjusted EBITDA and adjusted earnings (loss) per share do not have a standardized meaning prescribed by GAAP and thus are not comparable to similarly titled measures presented by other issuers. The Company believes that the presentation of these non-GAAP measures enables the Company and its shareholders to better assess the Company’s operating results relative to its operating results in prior periods and improves the comparability of the information presented. This non-GAAP information should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. You are encouraged to review the Company’s filings on SEDAR and EDGAR. The Company makes no commitment to update the information above subsequently.

Key metrics such as annual recurring revenue (“ARR”), dollar-based net retention rate (“DBNRR”), and QNX Royalty Revenue Backlog do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies. The Company regularly monitors a number of financial and operating metrics, including key metrics, in order to measure the Company’s current performance and estimate future performance. In the first quarter of fiscal 2022, the Company discontinued its use of software deferred revenue acquired in its key metrics as the Company no longer reports non-GAAP revenue. For purposes of comparability, the Company’s key metrics for prior year have been updated to conform to the current year’s presentation.

BlackBerry Investor Relations Pre-Tax Restructuring Details

	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
Cost of sales	$—	$—	$—	$—	$—	$—
Selling, marketing and administration	1	1	—	—	2	—
Total restructuring charges	$1	$1	$—	$—	$2	$—
BlackBerry Investor Relations Amortization of Intangibles and Property, Plant and Equipment Details

	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22
Cost of sales amortization
Property, plant and equipment	$1	$1	$1	$1	$4	$1
Intangible assets	3	3	3	3	12	2
Total in cost of sales	4	4	4	4	16	3

Operating expenses amortization
Property, plant and equipment	4	5	4	4	17	3
Intangible assets	42	41	41	41	165	43
Total in operating expenses amortization	46	46	45	45	182	46

Total amortization
Property, plant and equipment	5	6	5	5	21	4
Intangible assets	45	44	44	44	177	45
Total amortization	$50	$50	$49	$49	$198	$49

The information above is supplied to provide meaningful supplemental information regarding the Company’s operating results because such information excludes amounts that are not necessarily related to its operating results. The Company believes that the presentation of these non-GAAP measures enables the Company and its shareholders to better assess the Company’s operating results relative to its operating results in prior periods and improves the comparability of the information presented. This non-GAAP information should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. You are encouraged to review the Company’s filings on SEDAR and EDGAR. The Company makes no commitment to update the information above subsequently.